Exhibit 11.1

                                           FAIR, ISAAC AND COMPANY, INCORPORATED
                                             COMPUTATION OF EARNINGS PER SHARE
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                              Year Ended September 30,

                                                                       1997              1996              1995
                                                                    -----------       -----------      -----------
Primary Earnings Per Share:

Weighted Average Common Shares Outstanding                               13,386           13,161            12,867

Dilutive effect of outstanding options (as determined by the
     treasury stock method)                                                 816               761              826
                                                                    -----------       -----------      -----------

Weighted Average Common Shares outstanding, as Adjusted                  14,202            13,922           13,693
                                                                    ===========       ===========      ===========
Net Income                                                          $    20,686       $    17,423      $    12,753
                                                                    ===========       ===========      ===========
Primary Earnings per Share                                          $      1.46       $      1.25      $       .93
                                                                    ===========       ===========      ===========

Fully Diluted Earnings Per Share:

Weighted Average Common Shares Outstanding                               13,386            13,161           12,867

Dilutive effect of outstanding options (as determined by the
     treasury stock method)                                                 907               809              870
                                                                    -----------       -----------     ------------

Weighted Average Common Shares, as Adjusted                              14,293            13,970           13,737
                                                                    ===========       ===========     ============
Net Income                                                          $    20,686       $    17,423     $     12,753
                                                                    ===========       ===========     ============
Fully Diluted Earnings Per Share                                    $      1.45       $      1.25     $        .93
                                                                    ===========       ===========     ============